Exhibit 21.1
LIST OF SUBSIDIARIES OF LKQ CORPORATION (as of December 31, 2021)

Subsidiary	Jurisdiction	Assumed Names

U.S. Entities
A&A Auto Parts Stores, Inc.	Pennsylvania
American Recycling International, Inc.	California	LKQ Pick Your Part Chula Vista
Assured Quality Testing Services, LLC	Delaware
Automotive Calibration & Technology Services, LLC	Delaware
AutoTech Fund I L.P. (8.25% stake)	Delaware
AutoTech Fund II L.P. (6.66% stake)	Delaware
Ecology Recycling Services, LLC (33.33% stake)	California
DriverFx.com, Inc.	Delaware
Global Powertrain Systems, LLC	Delaware
KAIR IL, LLC	Illinois
KAO Logistics, Inc	Pennsylvania
KAO Warehouse, Inc.	Delaware
Keystone Automotive Industries, Inc.	California	Transwheel; Keystone Automotive-San Francisco Bay Area; Chrome Enhancements; Elitek Vehicle Services; Green Bean Battery; Auto Data Labels; All Factory Wheels; Wheel Fix It; Auto Parts Outlet
Keystone Automotive Operations, Inc.	Pennsylvania
Keystone Automotive Operations of Canada, Inc.	Delaware
KPGW Canadian Holdco, LLC	Delaware
Lakefront Capital Holdings, LLC	California
LKQ Auto Parts of Central California, Inc.	California
LKQ Best Automotive Corp.	Delaware	LKQ Auto Parts of South Texas; A-1 Auto Salvage Pick & Pull; The Engine & Transmission Store; LKQ Automotive Core Services; LKQ International Sales; LKQ of El Paso
LKQ Central, Inc.	Delaware	LKQ Auto Parts of Lincoln; LKQ of NW Arkansas; Mabry Auto Salvage
LKQ Corporation	Delaware
LKQ Delaware LLP	Delaware
LKQ Foster Auto Parts, Inc.	Oregon	LKQ Barger Auto Parts; LKQ KC Truck Parts-Inland Empire; LKQ KC Truck Parts-Western Washington;LKQ of Eastern Idaho; LKQ Heavy Truck
LKQ Investments, Inc.	Delaware
LKQ Lakenor Auto & Truck Salvage, Inc.	California
LKQ Midwest, Inc.	Delaware	LKQ Heavy Truck - Goody's; LKQ Smart Parts
LKQ Northeast, Inc.	Delaware	LKQ Thruway Auto Parts; LKQ Venice Auto Parts; LKQ Triple Nickel Trucks; Ernie's Auto Enterprises; LKQ Heavy Truck
LKQ Pick Your Part Central, LLC	Delaware	LKQ Pull N Save Auto Parts of Aurora LLC; LKQ of Colorado; LKQ Self Service Auto Parts-Denver; LKQ Western Truck Parts; LKQ Pick Your Part; LKQ Heavy Truck - Western
LKQ Pick Your Part Midwest, LLC	Delaware	LKQ Pick Your Part
LKQ Pick Your Part Southeast, LLC	Delaware	LKQ Pick Your Part; LKQ Pick Your Part - Baton Rouge
LKQ Receivables Finance Company, LLC	Delaware

Subsidiary	Jurisdiction	Assumed Names
LKQ Southeast, Inc.	Delaware	LKQ Fort Myers; LKQ Heavy Truck-Tampa; LKQ Gulf Coast; LKQ Self Service Auto Parts-Charlotte; LKQ Pick Your Part; LKQ Heavy Duty Truck Charlotte; LKQ Heavy Duty Truck-Universal Truck Parts; LKQ Heavy Truck-Universal; LKQ Melbourne; LKQ North Florida; LKQ West Florida; LKQ of North Louisiana; LKQ Heavy Truck Jackson; LKQ Crystal River
LKQ Taiwan Holding Company	Illinois
LKQ Trading Company	Delaware
Motorhomey, L.P. (54.75% stake)	Delaware
North American ATK Corporation	California
PGW Auto Glass, LLC	Delaware
Pick-Your-Part Auto Wrecking	California
Potomac German Auto, Inc.	Maryland	LKQ Norfolk; LKQ Pick Your Part
Redding Auto Center, Inc.	California	LKQ Auto Sales of Rancho Cordova; LKQ Specialized Parts of Northern California
Rydell Motor Company, LLC (1% stake)	Iowa
Warn Industries, Inc.	Delaware	Fab Fours; Fabtech Motorsports

Subsidiary	Jurisdiction	Assumed Names

Foreign Entities
1323352 Alberta ULC	Alberta
1323410 Alberta ULC	Alberta
A28 Autocombinatie B.V.	Netherlands
Ageres B.V.	Netherlands
Alfa Paints B.V.	Netherlands
Andrew Page 1917 Limited	England & Wales
Annex-Technik GmbH (subsidary of PV Automotive GmbH)	Germany
AP Logistics Belgie NV (Sator Holding B.V. 71% share & Fource Services 29% share)	Belgium
AP-Logistics B.V.	Netherlands
Aquafax Limited	England & Wales
Arleigh Group Limited	England & Wales
Arleigh International Limited	England & Wales
A.S.A.P. Supplies Limited	England & Wales
ATR International AG (20% subsidary of Auto-Teile-Ring)	Germany
Autoteileland AL GmbH (subsidary of PV Automotive GmbH)	Germany
Auto-Teile-Ring-GmbH (37.5% stake)	Germany
Atracco AB	Sweden
ATRACCO AS	Norway
Atracco Auto AB	Sweden
Atracco Group AB	Sweden
ATRACCO TROMSØ AS	Norway
Auto Kelly Bulgaria EOOD	Bulgaria
Automotive Academy B.V.	Netherlands
Automotive Data Services Limited	England & Wales
Belgian Carparts Corporation CVBA	Belgium
Blue Moose Holdings Ltd.	England & Wales
BRUNN GmbH (subsidary of PV Automotive GmbH)	Germany
Car Parts 4 Less Limited	England & Wales
Car Systems B.V.	Netherlands
Caruso GmbH	Germany
Commercial Parts UK Holdco Limited (25% stake)	England & Wales
Digraph Transport Supplies Limited (subsidiary of Commercial Parts UK Holdco Limited)	England & Wales
Distribuidora Hermanos Copher Internacional, SA	Guatemala
ECP France SAS	France
Elit Group GmbH	Switzerland
Elit Kar OOD (20% stake)	Bulgaria
ELIT Polska Sp. z o.o.	Poland
ELIT ROMANIA Piese Auto Originale S.R.L.	Romania
ELIT-UKRAINE LLC	Ukraine
EMOTIVE GmbH	Switzerland

Subsidiary	Jurisdiction	Assumed Names
ERA S.r.l.	Italy
Euro Car Parts Ireland Limited	Ireland
Euro Car Parts Limited	England & Wales
Euro Car Parts Nordic AB	Sweden
Euro Car Parts (Northern Ireland) Limited	Northern Ireland
Euro Garage Solutions Ltd	England & Wales
Fource Automotive BV	Netherlands
Fource BV	Netherlands
Fource Holding B.V.	Netherlands
Fource Project B.V.	Netherlands
Fource Services B.V.	Netherlands
HAMU Automaterialen B.V.	Netherlands
Harrems Tools N.V. (Fource B.V. 95% stake & Fource Services 5% stake)	Belgium
Hartsant Crash Repair BV	Belgium
heptus 292. GmbH	Germany
Heuts Beheer B.V.	Netherlands
Heuts DHZ B.V.	Netherlands
HF Services B.V.	Netherlands
HF Services BV (Van Heck Interpieces NV 99.9% share & Fource Holding B.V. 0.1%)	Belgium
In2-Connect Platform Limited	England & Wales
In2 Developments Limited	England & Wales
In2 Management Group Limited	England & Wales
IPAR Industrial Partners B.V.	Netherlands
inSiamo Scarl (25.92% stake)	Italy
J. Elmer s.r.o.	Czech Republic
JCA Coatings Limited	England & Wales
Karkraft (N.I.) Limited	Northern Ireland
KARSTORPS BILDEMONTERING Aktiebolag	Sweden
Keystone Automotive de Mexico, Sociedad de Responsabilidad Limitada de Capital Variable	Mexico
Keystone Automotive Industries ON, Inc.	Canada (Federal)
Klaus Berger Autozubehor Grosshandel GmbH (30% stake)	Germany
LÁNG Kft.	Hungary
LKQ Belgium BV	Belgium
LKQ Canada Auto Parts Inc.	Canada (Federal)
LKQ CZ s.r.o.	Czech Republic
LKQ Europe GmbH	Switzerland
LKQ European Holdings B.V.	Netherlands
LKQ European Services B.V.	Netherlands
LKQ German Holdings GmbH	Germany
LKQ India Private Limited	India
LKQ Italia S.r.l.	Italy
LKQ Italia Bondco GP S.r.l.	Italy

Subsidiary	Jurisdiction	Assumed Names
LKQ Italia Bondco di LKQ Italia Bondco GP S.r.l. e C. S.A.P.A. (99.9% LKQ Italia S.r.l., 0.1% LKQ Italia Bondco GP S.r.l.)	Italy
LKQ Netherlands B.V.	Netherlands
LKQ Ontario LP	Ontario
LKQ Polska Sp. z o.o.	Poland
LKQ SK s.r.o.	Slovakia
Marine Mart Limited	England & Wales
Märkesdemo AB (37.92% stake)	Sweden
Mätorit Data Aktiebolag	Sweden
Mekonomen AB (26.5% stake)	Sweden
Midland Chandlers Limited	England & Wales
Milano Distribuzione 2 S.r.l.	Italy
Motorparts S.r.l.	Italy
M.P.M. International Oil Company B.V.	Netherlands
MTS Marken Technik Service GmbH & Co. KG (2.57% subsidary of PV Automotive GmbH)	Germany
MTS Marken Technik Service Verwaltungs GmbH (subsidary of MTS Marken Technik Service GmbH & Co. KG)	Germany
Neimcke AT GmbH & Co. KG (subsidiary of Neimke GmbH & Co. KG)	Austria
Neimcke AT Verwaltungs GmbH (subsidiary of Neimke GmbH & Co. KG)	Austria
Neimcke Geschaftsfuhrungs-und Verwaltungs GmbH (74% stake)	Germany
Neimcke GmbH & Co. KG (74% stake)	Germany
Neimcke Holding GmbH (subsidiary of Neimke GmbH & Co. KG)	Germany
Nipparts B.V.	Netherlands
Nipparts Deutschland GmbH	Germany
Nova Leisure Limited	England & Wales
NPR Auto Trading Limited	Ireland
NTP/Stag Canada Inc.	Canada (Federal)
Örebro Bildemontering Aktiebolag	Sweden
Optimal Asia Ltd. (60% subsidary of Optimal Automotive GmbH)	Hong Kong
OPTIMAL Automotive GmbH	Germany
Optimal Benelux Bvba (60.75% subsidary of Optimal Automotive GmbH)	Belgium
Optimal Istanbul Yedek Parca Otomotiv Sanayi Ve Ticaret Ltd. (95% subsidary of subsidary of Optimal Automotive GmbH)	Turkey
Optimal Otomotiv Dis Ticaret Ltd. (subsidary of subsidary of Optimal Automotive GmbH)	Turkey
Optimalrecambio Cia Ltda. (51% subsidary of Optimal Recambios S.L)	Ecuador
Optimal Recambios S.L. (26.4% subsidary of subsidary of Optimal Automotive GmbH)	Spain
Otogros B.V.	Netherlands

Subsidiary	Jurisdiction	Assumed Names
Partslife GmbH (2.27% subsidary of PV Automotive GmbH)	Germany
PGW Auto Glass, ULC	Nova Scotia
Pika Autoteile GmbH	Germany
PV Automotive GmbH (66.67% stake)	Germany
PV Technik GmbH (subsidary of PV Automotive GmbH)	Germany
Q-Parts24 GmbH & Co. KG (51% subsidary of Optimal Automotive GmbH)	Germany
Q-Parts24 Verwaltungs GmbH (subsidary of Q-Parts24 GmbH & Co. KG)	Germany
Recopart AB	Sweden
Rhiag Group GmbH	Switzerland
Rhiag - Inter Auto Parts Italia S.r.l.	Italy
Rijsbergen Automotive B.V.	Netherlands
Rijsbergen CarTAL Beheer B.V.	Netherlands
SiM Impex d.o.o.	Bosnia and Herzegovina
Stahlgruber Beteilligungsgesellschaft mbH	Germany
STAHLGRUBER d.o.o.	Croatia
Stahlgruber - B.M. S.r.l.	Italy
Stahlgruber Gesellschaft m.b.H.	Austria
Stahlgruber GmbH	Germany
Stahlgruber Holding GmbH	Germany
Stahlgruber trgovina d.o.o. (51% stake)	Croatia
Stahlgruber trgovina d.o.o.	Slovenia
Stichting AutoFirst Nederland	Netherlands
Upplands bildemontering AB	Sweden
Valla Bildemontering Aktiebolag	Sweden
Vanesch Verf Groep B.V.	Netherlands
Vanesch Verf Nederland B.V.	Netherlands
Van Heck Interpieces B.V. (71% Fource Holding B.V & 29% Fouce Services B.V.)	Belgium
Van Heck Interpieces France S.A.S.	France
Van Heck Vastgoed B.V.	Netherlands
Växjö Lackcenter AB	Sweden
VEGE AUTOMOTIVE SPAIN, S.L.U.	Spain
VEGE COM S.A.R.L. (subsidary of VEGE Moteurs S.A.)	Tunisia
Vége de Mexico S.A. de C.V.	Mexico
VEGE Moteurs S.A.U.R.L.	Tunisia
Vege-Motodis S.A. de C.V.	Mexico
Vehicle Data Services Limited	England & Wales
Verfhandel Willy Pijnenborg B.V.	Netherlands
Widells Bilplåt Eftr AB	Sweden
WJCM de Mexico, Sociedad de Responsabilidad Limitada de Capital Variable	Mexico